                                                                   Exhibit 10.45

                                 FIRST AMENDMENT

                                     TO THE

                                 VISTACARE, INC.
                             1998 STOCK OPTION PLAN

      This First Amendment (this "AMENDMENT") to the VistaCare, Inc. 1998 Stock Option Plan, as amended and restated April 12, 2004 (the "PLAN"), was approved on August 10, 2004 in accordance with Section 13 of the Plan by the Board of Directors (the "BOARD") of VistaCare, Inc. (the "COMPANY").

      Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Plan.

      WHEREAS, the Board determined that it is desirable and in the best interests of the Company and its employees to permit certain officers of the Company the authority to grant to other officers and employees of the Company and its Affiliates Options and Stock Purchase Rights under the Plan; and

      WHEREAS, the Board desires to amend the Plan to provide for the foregoing:

      NOW, THEREFORE, the Plan is hereby amended as follows:

      1. AMENDMENT TO SUBSECTION 1 ( C ). Subsection 1 ( c ) of the Plan is hereby amended by inserting the words "or any Authorized Officer with authority to make Awards, in each case," immediately following the words "has been delegated" and immediately preceding the words "pursuant to subsection 3 ( c )" in the first sentence thereof.

      2. AMENDMENT TO SECTION 2. Section 2 of the Plan is hereby amended by inserting the following definition therein in alphabetical order:

            "'AUTHORIZED OFFICER' shall have the meaning set forth in subsection 3 ( c )."

      3. AMENDMENT TO SUBSECTION 3 ( A ). Subsection 3 ( a ) of the Plan is hereby amended by deleting the words "to a Committee, as provided in subsection 3 ( c )" appearing therein and inserting in lieu thereof the words "in accordance with subsection 3 ( c )".

      4. AMENDMENT TO SUBSECTION 3 ( C ). Subsection 3 ( c ) of the Plan is hereby amended by adding the following text at the end thereof:

            "In addition, the Board (or the Committee, if applicable) may authorize one or more officers of the Company (each an "AUTHORIZED OFFICER") to:

                  (1) designate officers and employees of the Company or any Affiliate of the Company to whom Awards may be made hereunder, and

                  (2) determine the number of shares of Common Stock subject to any such Award,

            provided, however, that the resolution adopted by the Board (or the Committee, if applicable) regarding the appointment of any Authorized Officer shall specify the aggregate number of shares of Common Stock that may be issued pursuant to Awards designated by such Authorized Officer; and, provided, further, that an Authorized Officer may not designate himself or herself as a recipient of any such Award."

      5. SURVIVAL. Except as specifically amended hereby, the Plan shall remain in full force and effect.

      6. EFFECTIVENESS. This Amendment became effective as of August 10, 2004.